Exhibit 23.1

Texas Office:

7915 FM 1960 West
Suite. 220
Houston, TX 77070
www.rbsmllp.com

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S CONSENT

We consent to the incorporation by reference in the Registration Statement on Form S-3 (File No. 333-291822) of our report dated March 31, 2026 with respect to the consolidated financial statements of Synergy CHC Corp. included in this Annual Report on Form 10-K for the year ended December 31, 2025.

/s/ RBSM LLP

Houston, Texas

March 31, 2026

New York, NY Washington DC Mumbai & Pune, India Boca Raton, FL

Houston, TX San Francisco, CA Las Vegas, NV Beijing, China Athens, Greece

Member: ANTEA International with affiliated offices worldwide